UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 10, 2017

AVRA MEDICAL ROBOTICS, INC.

(Exact name of registrant as specified in charter)

Florida

(State or other jurisdiction of incorporation)

333-216054	47-3478854
(Commission File Number)	(IRS Employer Identification No.)

3259 Progress Drive, Suite 112A, Orlando, FL 32826
(Address of principal executive offices and zip code)

(407) 956-2250
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 ( 17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “AVRA,” “the Company,” “we,” “us” and “our” refer to AVRA Medical Robotics, Inc.

Item 3.02	Unregistered Sales of Equity Securities.

Effective October 10, 2017, the Company sold an aggregate of 433,808 shares of AVRA’s common stock (the “Shares”) at a purchase price of $1.25 per Share to 26 “accredited investors” (a number of whom were existing shareholders of the Company) in a private offering. The proceeds from the issuance and sale of the Shares will be used for general working capital and other corporate purposes.

No commissions or other compensation was paid in connection with the offer and sale of the Shares. The Shares were offered and sold pursuant to the exemption from registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended and Regulation D thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA MEDICAL ROBOTICS, INC.

Date: October 12, 2017	By:	/s/ Barry F. Cohen
Barry F. Cohen, Chief Executive Officer
(Principal Executive Officer)